Telestone Technologies Corporation

Investor Presentation


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October 18, 2011

Safe Harbor Statement

This presentation includes forward-looking statements relating to matters that are not historical facts, including statements regarding Telestone's short and long term growth strategies.

In some cases, such forward looking statements are identified by words such as "anticipate," "believe," "plan," "estimate," "expect," "strive," "future," "intend" and similar expressions. Although Telestone's management believes that the expectations reflected in the forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause Telestone's actual results to be materially different from any future results expressed or implied by these statements, including the risks described in Telestone's annual report on Form 10-K or quarterly reports on Form 10-Q.

We caution you that no forward-looking statement is a guarantee of future performance, and you should not place undue reliance on these forward-looking statements which reflect the view of Telestone's management only as of the date of this presentation. We assume no obligation to update any forward-looking statements contained in this presentation as a result of new information or future events or developments.

Agenda

Telestone

- **Manufacturing and Facilities**
  - Outsourced Manufacturing
  - Facilities
    - Beijing
    - Gu'an

- **WFDS Technology**
  - Patents
  - Awards and honors

- **Financials**

Manufacturing and Facilities

Outsourced Manufacturing

- **Telestone outsources its manufacturing to an external provider**
- **Customer requirement: products must be manufactured under the Telestone name**
- **Process:**
  - Telestone licenses its R&D technology to a third-party production center owned by Shijiazhuang Spectrum Digital Communication Co., Ltd.
  - We are parties to a Memorandum of Cooperation with Shijiazhuang Spectrum Digital Communication Co., Ltd., which governs the business relationship
  - The production center manufactures our products per our R&D specifications for Telestone to sell and deliver to our customers

Manufacturing—Shijiazhuang (photos)



Overview



Overview



Wireless Product line



Electronic Line



Semi-finished Products



Equipment Assembly Line



Equipment Inspection Area



Equipment Testing Line



Equipment Packaging Line

Facilities—Beijing

- **Telestone's Headquarters:**
  Ruida Plaza, No. 74 Lugu Road,
  Shi Jingshan District, Beijing, China

- **The 9th floor of Ruida Plaza is under construction as an R&D center**

- **10th Floor:**
  - **North side**—R&D
  - **South side**—Corporate
  - **East side**—TIPS demo center


CEC

Facilities—Beijing (photos)




R&D, north side of 10F, Ruida Plaza



Public Network Center, 10F, Ruida Plaza




Proposal R&D, north side of 10F, Ruida Plaza



Finance, 10F, Ruida Plaza




Laboratory, north side of 10F, Ruida Plaza



Other functions, south side of 10F, Ruida Plaza

Facilities—Gu'an

Telestone

In-house Manufacturing Facility in Gu'an, Hebei Province

- **Name: TIPS Industrial Park**
- **Facility will be constructed in three phases**
- **Phase I:**
  - **Space**: Phase I occupies ~42,000 m^2 and 6 buildings
  - **Function**: R&D, manufacturing, marketing and training
  - **Development Progress**:
    - October 2011—completion of the main structure of Phase I
    - March 2012—completion of Phase I, trial production following the furnishing of the interior
- **Phases II & III:**

  Another 118,000 m^2 to be completed over 3 years
  - **Phase II**: ~42,000 m^2
  - **Phase III**: ~76,000 m^2

Facilities—Gu'an (photo)



Overview of the site, Oct. 2011

WFDS Technology

Validation of WFDS Technology

- **Telestone: sole developer of WFDS technology**
- **316 installations as of 12/31/2010**
- **Approximately $36.7 million in revenues from WFDS in 2010**
- **Revenue confidence anchored by China Big-3 carriers**

  The majority of WFDS sales are to the Big-3 China telecom carriers—China Mobile, China Unicom, and China Telecom—which accounted for 99% of 2010 revenues

Telestone Patents (Issued)

Telestone has obtained 28 patent certificates on 69 patent applications filed with the State Intellectual Property Office of the People's Republic of China as of today

Key Patents on Core Technologies

Country	Patent No.	Model	Technology	Holder	License
China	200920272894.4	Utility	A Wireless Signal Monitoring System of Mobile Network	Telestone	Exclusive
China	201020137191.3	Utility	multiplexer	Telestone	Exclusive
China	200920271273.4	Utility	Broadband Access System, LAN Terminal and Equipment	Telestone	Exclusive
China	200920350838.8	Utility	A Wireless Communication Far-end Device	Telestone	Exclusive

All Patents

200420121963.9	200520000209.4	200520000147.7	200520000186.7	200520000886.6	200520000885.1	200520001001.4
200520001623.7	200520110166.5	200620004652.3	200920106205.2	200920106206.7	200920302490.5	200920246471.5
200920246539.X	200930268915.0	200930268916.5	200930268917.X	200920247091.3	200920279723.4	200920272894.4
200920350838.8	201020046995.2	201020126374.5	201030125957.1	201020137191.3	201020266033.8	200920271273.4

Telestone Patents (Applied)

Telestone

Major Pending Patents on Projects

Country	Application No.	Name	Date of Application	Applicant	Legal Status
China	200810223781.5	Shared fiber-optic transmission system and solution for digital and other signals	2008.10.13	Telestone	Under Substantive Review
China	200810223784.9	Access network system and solution for entire information services for premises users	2008.10.13	Telestone	Under Substantive Review
China	200910078427.2	A local access network solution for entire information services for premises users	2009.02.20	Telestone	Under Substantive Review
China	200910301799.7	System and solution in customer premise network coverage for multiple mobile signal access and distribution	2009.4.24	Telestone	Under Substantive Review

Telestone Awards and Honors

Time	Item	Award
Jun 2009	Telestone	Top 10 Innovative Brand in Beijing Shijingshan District
May 2009	Telestone	Zhongguancun High-Tech Enterprise
Dec 2008	Telestone	High-Tech Enterprise
Dec 2008	Telestone	Qualification for Beijing Torch Program
Sep 2008	Telestone	Top 10 Innovative Brand in Beijing Shijingshan District
Dec 2006	Telestone	High-Tech Enterprise
Sep 2006	WCDMA Frequency-Selection (3G) Repeater	Qualification for National Torch Program
May 2005	Mobile Communication (Fully Compatible) Indoor Signal Distribution System	Qualification for Key Project of National Torch Program
Jul 2003	Telestone	Beijing High-Tech Commercialization Certification
Apr 2003	Mobile Communication Outdoor Signal Distribution System Development	Qualification for National Spark Program
Apr 2003	Mobile Communication (Fully Compatible) Indoor Signal Distribution System	Qualification for National Torch Program Qualification


中关村高新技术企业
Zhongguancun High-Tech Enterprise


Qualification for National Torch Program

Financials

Differences in China vs. US Financial Reporting Methods

- Domestic filings with the State Administration of Taxation are independent legal statements based on China GAAP, whereas SEC filings are consolidated statements based on U.S. GAAP

- There are two sets of accounting principles for China and the US, and therefore they involve significant differences in terms of accounting treatment. In China, companies recognize revenue based on actual progress and exclude accounts receivable

- Telestone files its financials in accordance with U.S. GAAP, which are audited by an independent auditor